UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 26, 2019
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

430 Park Avenue, 8th Floor
New York, New York 10022
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On November 26, 2019, VICI Properties L.P. (the “Operating Partnership”) and VICI Note Co. Inc. (the “Co-Issuer” and, together with the Operating Partnership, the “Issuers”), wholly owned subsidiaries of VICI Properties Inc. (the “Company”) issued (i) $1,250 million in aggregate principal amount of 4.250% Senior Notes due 2026 (the “2026 Notes”) under an indenture dated as of November 26, 2019 (the “2026 Notes Indenture”), among the Issuers, the Subsidiary Guarantors party thereto and UMB Bank, National Association, as trustee (the “Trustee”), and (ii) $1,000 million in aggregate principal amount of 4.625% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes the “Notes”) under an indenture dated as of November 26, 2019 (the “2029 Notes Indenture” and, together with the 2026 Notes Indenture, the “Indentures”), among the Issuers, the Subsidiary Guarantors party thereto and the Trustee.
The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.
The Issuers used the proceeds of the offering to repay in full their $1.55 billion of asset-level real estate mortgage financing of Caesars Palace Las Vegas, incurred by a subsidiary of the Operating Partnership on October 6, 2017 (the "CPLV CMBS Debt"), and pay certain fees and expenses, and any remaining net proceeds will be used to consummate the acquisition of 100% of the membership interests of the affiliates of Jack Entertainment LLC that own the casino-entitled land and real estate and related assets of the JACK Cleveland Casino and JACK Thistledown Racino.
The 2026 Notes will mature on December 1, 2026, and the 2029 Notes will mature on December 1, 2029. Interest on the 2026 Notes will accrue at a rate of 4.250% per annum, and interest on the 2029 Notes will accrue at a rate of 4.625% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on June 1, 2020.
The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each existing and future direct and indirect wholly owned material domestic subsidiary of the Operating Partnership that incurs or guarantees certain bank indebtedness or any other material capital market indebtedness, other than certain excluded subsidiaries and the Co-Issuer.
The Issuers may redeem the 2026 Notes at any time prior to December 1, 2022, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. The Issuers may redeem the 2026 Notes, in whole or in part, at any time on or after December 1, 2022 at the redemption price of (i) 102.125% of the principal amount should such redemption occur before December 1, 2023, (ii) 101.063% of the principal amount should such redemption occur before December 1, 2024 and (iii) 100% of the principal amount should such redemption occur on or after December 1, 2024, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Issuers may redeem the 2029 Notes at any time prior to December 1, 2024, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. The Issuers may redeem the 2029 Notes, in whole or in part, at any time on or after December 1, 2024 at the redemption price of (i) 102.313% of the principal amount should such redemption occur before December 1, 2025, (ii) 101.541% of the principal amount should such redemption occur before December 1, 2026, (iii) 100.771% of the principal amount should such redemption occur before December 1, 2027 and (iv) 100% of the principal amount should such redemption occur on or after December 1, 2027, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, before December 1, 2022, the Issuers may redeem up to 40% of each series of Notes with the net cash proceeds from certain equity offerings (i) at a redemption price of 104.250% of the principal amount redeemed in the case of the 2026 Notes and (ii) at a redemption price of 104.625% of the principal amount redeemed in the case of the 2029 Notes. However, the Issuers may only make such redemptions if at least 60% of the aggregate principal amount of the series of Notes issued under the applicable Indenture remains outstanding after the occurrence of such redemption.
The Notes will be subject to redemption requirements imposed by gaming laws and regulations, described in section 3.09 of the Indentures.

The Indentures contain customary covenants that will limit the Issuers’ ability and, in certain instances, the ability of the Issuers’ subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indentures.
Events of default under the Indentures include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days upon the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; certain events of bankruptcy or insolvency; and certain significant master leases terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of a series of Notes may declare all such Notes to be due and payable immediately.
The description set forth above is qualified in its entirety by the full text of the Indentures filed herewith as Exhibits 4.1 and 4.2. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 1.02.	Termination of a Material Definitive Agreement.
On November 26, 2019, using a portion of the proceeds of the offering of the Notes, subsidiaries of the Company repaid in full the $1.55 billion CPLV CMBS Debt evidenced by the Loan Agreement, dated as of October 6, 2017, by and among CPLV Property Owner LLC, as borrower, JPMorgan Chase Bank, National Association, Barclays Bank PLC, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A., as lenders (as amended through the date hereof, the "CPLV Loan Agreement"), and the CPLV Loan Agreement was effectively terminated. In accordance with the CPLV Loan Agreement, the CPLV CMBS Debt bore interest prior to repayment at 4.36% per annum. In connection with the repayment in full of the CPLV CMBS Debt, the related first priority lien on all of the assets of CPLV Property Owner LLC, including its fee interest in and to Caesars Palace Las Vegas and interest in the lease agreement related to such property, will be released. Pursuant to the Master Transaction Agreement, dated June 24, 2019, by and between VICI Properties L.P. and Eldorado Resorts, Inc., Eldorado Resorts, Inc. has agreed to reimburse the Operating Partnership for 50% of its out-of-pocket costs in connection with any prepayment penalties associated with refinancing the CPLV CMBS Debt and termination of the CPLV Loan Agreement. The total prepayment penalty in connection with the repayment of the CPLV CMBS Debt and termination of the CPLV Loan Agreement, prior to any reimbursements, is expected to be approximately $110.8 million.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Indentures is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

The Company is filing as Exhibit 99.1 (which is incorporated by reference herein) a description of the material U.S. federal income tax considerations relating to the Company’s qualification and taxation as a real estate investment trust and the ownership and disposition of the Company’s common stock and preferred stock. The description contained in Exhibit 99.1 to this Form 8-K replaces and supersedes prior descriptions of the U.S. federal income tax treatment of the Company and its securityholders to the extent that they are inconsistent with the description contained in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
4.1	4.250% Senior Notes Indenture, dated as of November 26, 2019, among VICI Properties L.P., VICI Note Co. Inc., the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee.

4.2	4.625% Senior Notes Indenture, dated as of November 26, 2019, among VICI Properties L.P., VICI Note Co. Inc., the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee.

99.1	Material U.S. Federal Income Tax Considerations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: November 26, 2019	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary